PROS Holdings, Inc.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(U.S. Participants)

PROS Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2017 Equity Incentive Plan (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award (the “Award”) of Restricted Stock Units (the “Units”), each of which is a right to receive on the applicable Settlement Date one (1) share of Stock, on the terms and conditions set forth herein and in the Restricted Stock Units Award Agreement attached hereto (the “Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Award Agreement. The Award is intended to provide for nonqualified deferred compensation that complies with all requirements of Section 409A of the Internal Revenue Code (“Section 409A”) necessary to avoid tax penalties under Section 409A.

Participant:	____________________________________________________________
Grant Date:
Number of Units:	, subject to adjustment as provided by the Award Agreement.
Measurement Date:
Settlement Dates and Amounts:	Except as provided by the Award Agreement, Units will be settled in accordance with Section 5 of the Award Agreement on the following dates and for the following percentages of the total Number of Units, provided that the Participant’s Service has not terminated before the applicable date:
	Settlement Date	Settlement Percentage
	1st anniversary of Measurement Date	25%
	2nd anniversary of Measurement Date	25%
	3rd anniversary of Measurement Date	25%
	4th anniversary of Measurement Date	25%
By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Award Agreement, both of which are incorporated herein by reference. The Participant acknowledges that copies of the Plan, the Award Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Award Agreement, and hereby accepts the Award subject to all of its terms and conditions. The Participant accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Units.

PROS HOLDINGS, INC.		PARTICIPANT
By:	__________________________	By:	_____________________________
Name:	__________________________	Print Name:	_____________________________
Title:	__________________________
Address:	3200 Kirby Drive Suite 600	Address:	_____________________________
	Houston, TX 77098		_____________________________

ATTACHMENTS:    PROS Holdings, Inc. 2017 Equity Incentive Plan, as amended to the Grant Date; Restricted Stock Units Award Agreement. The prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission (“SEC”) of the shares issuable pursuant to the Award is available on the SEC website at www.sec.gov.

PROS Holdings, Inc.
RESTRICTED STOCK UNITS AWARD AGREEMENT
(U.S. Participants)

    PROS Holdings, Inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Award Agreement (this “Award Agreement”) is attached an Award consisting of Restricted Stock Units (the “Units”) subject to the terms and conditions set forth in the Grant Notice and this Award Agreement. The Award has been granted pursuant to the PROS Holdings, Inc. 2017 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference.
1.Definitions and Construction.
1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a)    “Change in Control” means a Change in Control as defined by the Plan, provided that the event constituting the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of the Section 409A Regulations.
(b)    “Disabled” means, unless otherwise permitted by the Section 409A Regulations, that the Participant has been determined by the Company to be either:
(i)    unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or
(ii)    by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.
(c)    “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to Section 3.3.
(d)    “Qualifying Termination” means the Participant’s Separation from Service within eighteen (18) months after a Change in Control, which separation results from either (i) the Participating Company Group’s involuntary termination of the Participant’s Service without Cause or (ii) the Participant’s voluntary termination of Service after a reduction of the Participant’s base salary by fifteen percent (15%) or more without the Participant’s express written consent, provided that the Participant has provided written notice to the Company of such reduction in base salary within sixty (60) days following such reduction and the Company has failed to cure such reduction within thirty (30) days following the date of such written notice.
(e)    “Retirement” means that the Participant’s Service is voluntarily terminated by the Participant upon satisfaction of all of the following conditions as of the date of the Participant’s Separation from Service:
(i)    the Participant has been in continuous Service with the Participating Company Group for a period of not less than five (5) years;

(ii)    the Participant has accumulated a combination of at least sixty-five (65) retirement points, determined by the sum of the Participant’s attained age in years and the number of full years of the Participant’s continuous Service with the Participating Company Group;
(iii)    the Participant provided the Company with at least twelve (12) months’ advance written notice of the Participant’s intention to retire;
(iv)    the Participant has been determined by the Company, in its reasonable discretion, to have successfully participated in the succession and transition of the Participant’s duties with the Participating Company Group; and
(v)    the Participant has executed and allowed to become irrevocable on or before the sixtieth (60th) day following the date of Retirement a general release of claims against the Participating Company Group, its officers, directors, employees and affiliates in a form provided by the Company.
(f)    “Section 409A Regulations” mean the Treasury Regulations issued pursuant to Section 409A.
(g)    “Separation from Service” means the Participant’s separation from service within the meaning of the Section 409A Regulations.
(h)    “Units” mean the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 8.
1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.Administration.
The Committee shall have the power to interpret the Plan, the Grant Notice and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Grant Notice, this Award Agreement or the Units.
3.The Award.
3.1    Grant of Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Award Agreement, the total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 3.3 and Section 8. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Award Agreement one (1) share of Stock.
3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.
3.3    Dividend Equivalent Units. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the sum of the total Number of Units and the number of Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited pursuant to the Company Reacquisition Right (as defined below) as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units originally subject to the Award with respect to which they have been credited.
4.Company Reacquisition Right.
4.1    Grant of Company Reacquisition Right. In the event that the Participant’s Service terminates for any reason other than due to death, having become Disabled, Qualifying Termination or Retirement, all as set forth below, the Participant shall immediately forfeit and the Company shall automatically reacquire all Units for which the Settlement Date has not yet occurred as of the time of such termination, and the Participant shall not be entitled to any payment therefor (such forfeiture being referred to as the “Company Reacquisition Right”).
(a)    Death or Disability. In the event that the Participant dies or becomes Disabled (without regard to whether or not the Participant has experienced a Separation from Service), none of the Units that have not previously been settled shall be subject to the Company Reacquisition Right and instead shall be settled in full in accordance with Section 5 within sixty (60) days following the date of such death or disability on a date determined solely by the Company.
(b)    Qualifying Termination. In the event of the Participant’s Qualifying Termination and provided that the Participant has executed and allowed to become irrevocable on or before the sixtieth (60th) day following the date of such separation a general release of claims against the Participating Company Group, its officers, directors, employees and affiliates in a form provided by the Company, none of the Units that have not previously been settled shall be subject to the Company Reacquisition Right and instead shall be settled in full in accordance with Section 5 on the sixtieth (60th) day following the date of Qualifying Termination.
(c)    Retirement. In the event of the Participant’s Retirement, none of the Units that have not previously been settled and that have Settlement Dates scheduled, in accordance with the Grant Notice, to occur within twenty-four (24) months following the date of the Participant’s Retirement (the “Post-Retirement Period”), if any, shall be subject to the Company Reacquisition Right, and such Units shall instead be settled on their respective Settlement Date(s) in accordance with Section 5 (but no sooner than the sixtieth (60th) day following the Retirement date); provided, however, that if the Participant breaches any of the Post-Retirement Covenants set forth in Section 4.2, then the Participant shall forfeit and the Company shall automatically reacquire all Units for which the Settlement Date has not yet occurred as of the time of such breach. All Units having Settlement Dates scheduled in accordance with the Grant Notice later than completion of the Post-Retirement Period shall be immediately forfeited pursuant to the Company Reacquisition Right and the Participant shall not be entitled to any payment therefor.
4.2    Post-Retirement Covenants. The Participant acknowledges that the confidential information, special training, and/or other knowledge the Participant has and will receive through the Participant’s Service and at the Company’s expense relates to the Company’s business interests and would benefit both the Company’s competitors and the Company after the Participant’s Retirement. The Participant recognizes a just purpose in the Company protecting such investments and interests, including through avoiding, for a limited time, competition by former employees trained with and/or given special knowledge, contacts, and/or experience by the Company. During the period ending on the earlier of (a) the last Settlement Date occurring during the Post-Retirement Period or (b) the date occurring twenty-four (24) months following the date of the Participant’s Retirement, and in consideration of receiving Confidential Information and specialized training and knowledge, the Participant shall not (i) directly or indirectly engage in employment, including self-employment, that involves the Participating Company Group’s product lines, services and business interests during or as of the end of the Participant’s Service with the Participating Company Group, or (ii) solicit or encourage any customer or prospect of the Participating Company, with whom the Participant had contact during the twelve (12) months preceding the termination of the Participant’s Service, to terminate or diminish its relationship with the Participating Company Group (together, the “Post-Retirement Covenants”). The Participant acknowledges and agrees that the foregoing restrictions are no broader than necessary to protect the Participating Company Group’s goodwill and/or legitimate business interests. In the event a court of competent jurisdiction determines that the geographic area, duration, or scope of activity of any restriction under this Section 4.2 is unenforceable, the restrictions under this Section will be modified to the extent required to render them valid and enforceable.
4.3    Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 8, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy, which shall be treated in accordance with Section 3.3) to which the Participant is entitled by reason of the Participant’s ownership of Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be.
5.Settlement of the Award.
5.1    Issuance of Shares of Stock. Subject to the provisions of Section 5.3, the Company shall issue to the Participant on the Settlement Date with respect to each Unit to be settled on such date one (1) share of Stock. The Settlement Date with respect to a Unit shall be the date applicable to such Unit as provided by the Grant Notice. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 5.3, Section 6 or the Company’s Insider Trading Policy.
5.2    Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
5.3    Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
5.4    Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.
6.Tax Withholding.
6.1    In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company (the “Tax Withholding Obligation”), if any, which arise in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the Tax Withholding Obligation has been satisfied by the Participant.
6.2    Assignment of Sale Proceeds. The Participant’s acceptance of this Award constitutes the Participant’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Participant’s behalf a whole number of shares of Stock from those shares of Stock issuable to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Withholding Obligation. Such shares of Stock will be sold on the trading day immediately following the Tax Withholding Obligation arising (e.g., a Settlement Date or other date on which the Units cease to be subject to the Company Reacquisition Right) or as soon thereafter as practicable. The Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Tax Withholding Obligation. Accordingly, the Participant agrees to pay to the Company or any of its subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of shares of Stock described above. The Participant agrees to indemnify and hold the Company harmless from any losses or damages relating to any such sale.
6.3    Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Withholding Obligation by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the Tax Withholding Obligation arise, not in excess of the amount of such Tax Withholding Obligation determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States.
7.Effect of Change in Control.
7.1    If Award is Assumed, Continued or Substituted For. In the event of a Change in Control, the Award shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. The surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the outstanding Units or substitute for all or any portion of the outstanding Units substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Award Agreement, the consideration

(whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.
7.2    If Award is not Assumed, Continued or Substituted For. If the Award is neither assumed or continued by the Acquiror in connection with the Change in Control nor replaced by substantially equivalent rights with respect to the Acquiror’s stock pursuant to a substituted Acquiror award, then, pursuant to Section 15.4(f) of the Plan, the Award shall be converted automatically and without the consent of the Participant into a right to receive in cash on the applicable Settlement Date(s) in accordance with the Grant Notice occurring after the date of the Change in Control with respect to each Unit to be settled on such date an amount equal to the Fair Market Value as of the time of the Change in Control of the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock).
8.Adjustments for Changes in Capital Structure.
Subject to any required action by the stockholders of the Company and the requirements of Section 409A to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy, which shall be treated in accordance with Section 3.3) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
9.Rights as a Stockholder, Director, Employee or Consultant.
The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 3.3 and Section 8. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Award Agreement shall confer upon the Participant any right to continue in the

Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.
10.Legends.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Award Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
11.Compliance with Section 409A.
This Award is intended to provide for nonqualified deferred compensation that complies with all requirements of Section 409A. It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for noncompliance. In connection with effecting such compliance with Section 409A, the following shall apply:
11.1    Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Award Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Section 409A Regulations shall be paid unless and until the Participant has incurred a Separation from Service. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s Separation from Service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s Separation from Service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s Separation from Service or, if earlier, the date of the Participant’s death following such Separation from Service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
11.2    Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Award Agreement in any manner which would not be in compliance with the Section 409A Regulations.
11.3    Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Award Agreement to the contrary, the Company is authorized to amend this Award Agreement, to void or amend any election made by the Participant under this Award Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
11.4    Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Award Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Award Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Award Agreement.
12.Miscellaneous Provisions.
12.1    Amendment. The Committee may amend this Award Agreement at any time; provided, however, that except as provided in Section 7 in connection with a Change in Control, no such amendment may have a materially adverse effect on the Participant’s rights under this Award Agreement without the consent of the Participant except to the extent such amendment is necessary to comply with applicable law. No amendment to this Award Agreement shall be effective unless in writing.
12.2    Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Vested Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
12.3    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.
12.4    Binding Effect. This Award Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
12.5    Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address maintained for the Participant in the Company’s records or at the address of the local office of the Company or of any other Participating Company at which the Participant works. A notice shall be deemed effectively given upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid.
12.6    Electronic Delivery and Signature.
(a)    The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Award Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, delivery via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents may be electronically signed.
(b)    The Participant acknowledges that the Participant has read Section 12.6(a) and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 12.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.

The Participant may revoke his or her consent to the electronic delivery of documents described in Section  12.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. The Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.6(a). Finally, the Participant agrees that any and all Plan documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility.
12.7    Integrated Agreement. The Grant Notice, this Award Agreement and the Units evidenced hereby (i) are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, and (ii) constitute the entire agreement between the Participant and the Company on the subject matter hereof and supersede all proposals, written or oral, and all other communications between the parties related to the subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Award Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
12.8    Governing Law. The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of Texas, U.S.A. without regard to the conflict-of-laws rules thereof or of any other jurisdiction.
12.9    Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
12.10    Severability. If any provision of this Award Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Award Agreement shall be deemed valid and enforceable to the full extent possible.
12.11    Relocation Outside the United States. If the Participant relocates to a country outside the United States, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Units and on any shares acquired under the Plan, to the extent the Company determines necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

[remainder of page intentionally left blank]